                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SPINE-TECH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   SPINE-TECH, INC.
                                 7375 BUSH LAKE ROAD
                            MINNEAPOLIS, MINNESOTA  55439



Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of Shareholders of Spine-Tech, Inc. to be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, commencing at 3:30 p.m., on Thursday, May 8, 1997.

    The Secretary's Notice of Annual Meeting and the Proxy Statement that follow describe the matters to come before the meeting. During the meeting, we will also review the activities of the past year and items of general interest about the Company.

    We hope that you will be able to attend the meeting in person and we look forward to seeing you. Please mark, date and sign the enclosed proxy and return it in the accompanying envelope as quickly as possible, even if you plan to attend the meeting. If you later desire to envoke the proxy, you may do so at any time before it is exercised.


                                  Sincerely,


                                  /s/ David W. Stassen
                                  David W. Stassen
                                  CHIEF EXECUTIVE OFFICER AND PRESIDENT

March 28, 1997

                                   SPINE-TECH, INC.

                            -----------------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 8, 1997

                            ------------------------------


         The Annual Meeting of Shareholders of Spine-Tech, Inc. will be held at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., on Thursday, May 8, 1997 for the following purposes:

         1.   To elect five directors for the ensuing year.

         2. To amend the Spine-Tech, Inc. 1996 Omnibus Stock Plan to increase the number of shares authorized for issuance thereunder from 500,000 to 900,000.

         3. To ratify the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1997.

         4. To transact such other business as may properly be brought before the meeting.

         The Board of Directors has fixed March 18, 1997 as the record date for the meeting and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

         YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING.  EVEN IF
YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED. RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

                                  By Order of the Board of Directors,


                                  /s/ Keith M. Eastman

                                  Keith M. Eastman
                                  SECRETARY

Minneapolis, Minnesota
March 28, 1997

                               ________________________

                                   PROXY STATEMENT
                               ________________________



                                 GENERAL INFORMATION

         The enclosed proxy is being solicited by the Board of Directors of Spine-Tech, Inc., a Minnesota corporation (the "Company"), for use in connection with the Annual Meeting of Shareholders to be held on Thursday, May 8, 1997 at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343, commencing at 3:30 p.m., and at any adjournments thereof. Only shareholders of record at the close of business on March 18, 1997 will be entitled to vote at such meeting or adjournment. Proxies in the accompanying form that are properly signed, duly returned to the Company and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Company's Secretary of termination of the proxy's authority, by a properly signed and duly returned proxy bearing a later date, or by voting in person at the meeting.

         The address of the principal executive office of the Company is 7375 Bush Lake Road, Minneapolis, Minnesota 55439 and the Company's telephone number is (612) 832-5600. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about March 28, 1997.

         Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than November 25, 1997 for inclusion in the Proxy Statement for that meeting.

         The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse them for their reasonable out-of-pocket expenses in so forwarding such materials.

         At the close of business on March 18, 1997, there were 10,068,812 shares of Common Stock of the Company issued and outstanding, each of which is entitled to one vote.

             SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of February 28, 1997 (unless otherwise noted below) by each shareholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock, each director, each executive officer named in the Summary Compensation table on page 7, and all directors and executive officers as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of the Company.




    NAME AND ADDRESS OF                       AMOUNT AND NATURE OF                    PERCENTAGE OF
      BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP                  OUTSTANDING SHARES
---------------------------------           -------------------------               ------------------
    Putnam Investments, Inc.                     1,301,876(1)                            13.1%
    One Post Office Square
    Boston, Massachusetts  02109

    David W. Stassen                               437,500(2)                             4.2%

    Keith M. Eastman                               156,286(3)                             1.5%

    Ted K. Schwarzrock                             102,155(4)                             1.0%

    Douglas W. Kohrs                               157,269(5)                             1.5%

    David L. Shaw                                   87,793(6)                             *

    Stephen D. Kuslich, M.D.                       303,000(7)                             3.0%
    St. Croix Orthopaedics, P.A.
    1701 Curve Crest Boulevard
    Stillwater, Minnesota  55082

    Robert J. DePasqua                              40,258(8)                             *

    James F. Lyons                                  47,000(9)                             *

    Kenneth W. Anstey                               11,250(10)                            *

    All directors and executive officers
    as a group (10 persons)                      1,482,555(11)                           13.5%


_________________________________

*      Less than one percent

(1) Information is based on a Schedule 13G Statement dated January 31, 1997 filed with the Securities and Exchange Commission by Putnam Investments, Inc. ("Putnam"), a registered Investment Company and reflects Putnam's holdings as of December 31, 1996. As to the total number of shares listed, Putnam reports that it has no sole voting or dispositive power, shared voting power as to 27,900 shares, and shared dispositive power as to all such shares.

(2) Includes 3,878 shares held of record by Mr. Stassen's children, in which shares he disclaims beneficial ownership. Also includes 368,000 shares issuable pursuant to options exercisable within 60 days.

(3) Includes 18,300 shares held of record by H&E Investors, a partnership of which Mr. Eastman is a general partner. Also includes 116,625 shares issuable pursuant to options exercisable within 60 days.

(4) Includes 30 shares held of record by Mr. Schwarzrock's son, in which shares he disclaims beneficial ownership. Also includes 100,625 shares issuable pursuant to options exercisable within 60 days.

(5) Includes 146,000 shares issuable pursuant to options exercisable within 60 days.

(6) Includes 83,250 shares issuable pursuant to options exercisable within 60 days.

(7)    Includes 42,500 shares held in Dr. Kuslich's IRA.

(8) All shares are held in joint tenancy with Mr. DePasqua's spouse, except for 258 shares held of record by Mr. DePasqua's son, in which shares he disclaims beneficial ownership.

(9) Includes 22,500 shares issuable pursuant to options exercisable within 60 days.

(10) Includes 11,250 shares issuable pursuant to options exercisable within 60 days.

(11) Includes 953,750 shares issuable pursuant to options exercisable within 60 days.

                                ELECTION OF DIRECTORS
                                (ITEM 1 ON PROXY CARD)

       The Company's By-Laws provide that the business and affairs of the Company shall be managed by or under the direction of a Board of Directors of up to five members, which number shall be determined by the shareholders at their annual meeting. Each director shall be elected at the Annual Meeting of Shareholders and shall serve for an indefinite term that expires at the next regular meeting of the shareholders and until a successor is elected and qualified. The Board of Directors has recommended that the number of directors to be elected for the ensuing year again be set at five and has nominated the five persons named below for election as directors. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board of Directors.

       All of the nominees named below are current directors of the Company. Each nominee has indicated a willingness to serve as a director for the ensuing year, but if any nominee is not a candidate at the meeting for any reason, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion.

       The affirmative vote of the holders of a majority of the voting power of the outstanding shares of the Common Stock of the Company entitled to vote on the election of directors and present, in person or by proxy, is required for election to the Board of Directors of each of the five nominees named below.
For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

       Information regarding the nominees is set forth below.

DAVID W. STASSEN, AGE 45

       Mr. Stassen has served as President and Chief Executive Officer of the Company since June 1992 and as a director of the Company since June 1991. From January 1990 to June 1992, he served as Executive Vice President of St. Paul Venture Capital, Inc., a venture capital company. He is currently a director of Avecor Cardiovascular, Inc. and RSI Systems, Inc.

STEPHEN D. KUSLICH, M.D., AGE 53

       Dr. Kuslich is a co-founder and the Medical Director of the Company and has served as a director since the inception of the Company in 1988. Dr. Kuslich has been a practicing orthopaedic surgeon specializing in lumbar spine surgery since 1976. From 1976 to January 1995, he served as a partner in Metropolitan Orthopaedic Associates, a group of orthopaedic surgeons. He is currently a partner in St. Croix Orthopaedics, P.A., a group of orthopaedic surgeons.

ROBERT J. DEPASQUA, AGE 48

       Mr. DePasqua has served as a director of the Company since June 1992. From 1989 to July 1994, he served as the President, Chief Executive Officer and a director of Spectranetics Corp., a medical device company. He remained a director of Spectranetics until his resignation in September 1996.

JAMES F. LYONS, AGE 66

       Mr. Lyons has served as a director of the Company since July 1993. Mr. Lyons is currently Chairman of the Board of Directors of Bio-Vascular, Inc., a medical device company. Mr. Lyons is also a founder of Avecor Cardiovascular, Inc., and served as the Chairman of its Board of Directors until April 1996. Mr. Lyons also serves as a director of ATS Medical and Quantech Ltd.

KENNETH W. ANSTEY, AGE 50

       Mr. Anstey has served as a director of the Company since May 1995. From December 1995 until March 1997, Mr. Anstey served as President and Chief Executive Officer of Biofield, Inc., a medical technology company. From August 1991 to December 1995, Mr. Anstey served as President and Chief Executive Officer of Mitek Surgical Products, Inc., a supplier of minimally invasive proprietary surgical implants, which is a subsidiary of Johnson & Johnson. From 1989 to July 1991, Mr. Anstey served as President of ConvaTec Inc., a manufacturer and marketer of ostomy and wound care products, which is a subsidiary of Bristol Meyers Squibb Corporation. Mr. Anstey serves as a director of Vision-Sciences, Inc. and Cellpro, Inc.

       None of the above nominees is related to each other or to any executive officer of the Company.


COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

       The Audit Committee of the Board of Directors consists of Robert J. DePasqua and James F. Lyons. It has the responsibility to meet with the Company's independent auditors and approve the scope and timing of the independent auditors' audit, evaluate the independent auditors' opinions as to internal controls and discuss the meaning and significance of the audited financial results. The Audit Committee held one meeting in 1996.

       The Compensation Committee of the Board of Directors consists of Robert
J. DePasqua and James F. Lyons. It has the responsibility to grant or make recommendations to the Board of Directors concerning employee stock options, bonuses and other compensation. The Compensation Committee adopted resolutions by written action 70 times during fiscal 1996. The majority of these written actions related to the grant of stock options under the Plan to each new employee of the Company.

       The Board of Directors does not have a nominating committee.

       The Board of Directors held four meetings during 1996. All directors attended at least 75% of the meetings of the Board of Directors during 1996.

DIRECTOR COMPENSATION

       Non-employee directors of the Company received an annual retainer of $12,000, plus $1,000 for each meeting of the Board of Directors. The Spine-Tech, Inc. 1996 Omnibus Stock Plan (the "1996 Plan") provides for the non-discretionary grant of a non-statutory stock option to purchase 11,250 shares of Common Stock upon election or appointment to the Board of Directors to each non-employee director at a price equal to the fair market value of a share of Common Stock on the date of grant. Of the shares covered by such initial grant, 3,750 vest immediately upon grant and 3,750 vest upon each of the next two anniversaries of the director's election or appointment. After a non-employee director has served the Company as a director for two full years, that director will be granted an option to purchase 3,750 shares of Common Stock at the conclusion of each subsequent annual meeting of shareholders of the Company, at a price equal to the fair market value of a share of Common Stock on the date of grant, these options to vest one year from the date of grant.

                         REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing compensation policies for all executive officers of the Company, including the five most highly compensated executive officers of the Company named in the accompanying tables. The Committee establishes the total compensation for the executive officers in light of these policies. The Committee is composed entirely of non-employee directors.

       The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for 1996.

COMPENSATION OBJECTIVES

       The Committee's objective is to make the compensation packages of the executive officers of the Company sufficient to attract and retain highly talented and productive executives and to provide effective incentives to motivate and reward Company executives for achieving the Company's financial and strategic goals essential to its long-term success and growth in shareholder value. A benefits consultant provides the Committee with compensation statistics from other companies comparable in size and industry. The Company's current compensation levels are at the low end of the range for comparable companies. The Company's executive compensation package consists of two main components (in addition to the benefit plans offered to all employees) base salary and long-term incentive compensation, consisting of grants made under the Company's stock incentive program. Under certain circumstances, the Company's executive compensation will include an annual bonus.

BASE SALARY

       The base salary of each of the executive officers, including the Company's Chief Executive Officer and President (the "CEO"), is determined annually by the Committee and ratified by the Board of Directors after considering the compensation levels of personnel with similar responsibilities at other companies in the medical device industry, the Company's financial performance during the prior fiscal year, and, in the case of executive officers other than the CEO, the individual performance of each executive officer.
Salary decisions concerning executive officers are made by the Committee in conjunction with the Board of Directors in a review process that includes the CEO's recommendations for all executive officers other than himself.

       The measures of individual performance considered in setting 1996 and current salaries of individual executive officers, including the CEO, included a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to the Company's success.

STOCK OPTIONS

       The Company's stock option program is intended to provide a long-term incentive for executive officers and other key employees. The purpose of the program is to promote the interests of the Company and its shareholders by providing the Company's personnel with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for its continued success and growth and to aid the Company in attracting and retaining personnel of outstanding ability.

       The Company's stock option program is administered by the Committee and authorizes the Committee to grant to employees, including all executive officers, options to purchase the Company's Common Stock. Generally, options are granted to purchase shares of Common Stock over a ten-year period at the fair market value per share at the time the options are granted. Options granted during 1996 generally vest over four years after the date of grant. Potential recipients and the number of shares to be awarded to each recipient are proposed by the CEO and the Chief Financial Officer on the basis of their views of the overall strategic contribution of such individuals to corporate performance. The Committee reviews and approves the final list of option recipients and the amounts of the awards. In granting options, the Committee considers several factors, including the position of the potential optionee, as well as the number of options currently held by him.

ANNUAL BONUS

       Except for two key milestones achieved in 1995, the Company traditionally has not paid annual bonuses to its executive officers. In 1996, David L. Shaw, the Company's Vice President of Manufacturing and Operations, received a cash bonus for his work in connection with the Company achieving ISO 9001 and CE Mark certifications.

SECTION 162(m) OF THE INTERNAL REVENUE CODE

       Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which became effective January 1, 1994, limits the tax deductibility of compensation in excess of $1 million to each of the CEO and the four other highest paid executive officers, unless such compensation is based on performance in accordance with rules promulgated in connection with Section 162(m). The Committee will seek to comply with these rules to the extent compliance is practicable and in the best interests of the Company and its shareholders.
                                       COMPENSATION COMMITTEE

                                       Robert J. DePasqua, Chairman
                                       James F. Lyons

                                EXECUTIVE COMPENSATION

       The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for the years ended December 31, 1996, 1995 and 1994.




                                                         SUMMARY COMPENSATION TABLE

                                                                                                           LONG-TERM
                                                                   ANNUAL COMPENSATION                    COMPENSATION
                                                                -----------------------            ------------------------
             NAME AND                                                                                 SECURITIES UNDERLYING
        PRINCIPAL POSITION                    YEAR                SALARY             BONUS                   OPTIONS
-----------------------------------          ----               --------           -------           ----------------------
                                                                                   $
   David W. Stassen                           1996               $177,396                --                  55,000
    Chief Executive Officer and               1995                152,295            25,000                    --
    President                                 1994                130,166            20,000                  75,000

   Keith M. Eastman                           1996                111,032              --                    35,000
    Chief Financial Officer and               1995                101,600            20,000                    --
    Secretary                                 1994                 93,533              --                    45,000

   Ted K. Schwarzrock                         1996                120,000              --                      --
    Vice President, Sales and                 1995                114,167              --                    10,000
    Marketing                                 1994                108,000              --                    60,000

   Douglas W. Kohrs                           1996                116,516              --                    35,000
    Vice President, Research and              1995                108,563              --                      --
    Product Development                       1994                 91,688              --                    45,000

   David L. Shaw                              1996                 99,462           10,000                   15,000
    Vice President, Marketing                 1995                 94,500              --                      --
    and Operations                            1994                 76,750              --                    75,000


STOCK OPTIONS

      The following table summarizes option grants made during 1996 to the executive officers named in the Summary Compensation Table.


                                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          POTENTIAL REALIZABLE
                                                                                                            VALUE AT ASSUMED
                                                PERCENT OF                                                ANNUAL RATES OF STOCK
                              OPTIONS         TOTAL OPTIONS                                              PRICE APPRECIATION FOR
                              GRANTED            GRANTED            EXERCISE         EXPIRATION              OPTION TERM (3)
          NAME                  (1)                 (2)               PRICE             DATE              5%               10%
----------------------       -------         -------------         --------         ----------        --------         -----------
 David W. Stassen              30,000               5.4%             $22.25           3/18/06          $419,787         $1,063,823
                               25,000               4.5%              25.00           7/25/06           393,059            996,089

 Keith M. Eastman              25,000               4.5%              22.25           3/18/06           349,823           886,519
                               10,000               1.8%              23.75           9/24/06           149,362           378,514

 Ted K. Schwarzrock              --                  --                --                --               --                --

 Douglas W. Kohrs              25,000               4.5%              22.25           3/18/06           349,823           886,519
                               10,000               1.8%              23.38           9/15/06           147,036           372,617

 David L. Shaw                 15,000               2.7%              22.25           3/18/06           209,894           531,912



____________________

(1) Options granted pursuant to the Plan. Options become exercisable with respect to one-fourth of the shares covered thereby on the first through fourth anniversary of the date of grant. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee's cessation of service with the Company. The options were granted at the fair market value of the shares subject to the options on the date of grant.

(2) Reflects the percent of options granted to employees during 1996 under the Plan.

(3) Potential realized values shown above represent the potential gains based upon compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its Common Stock. There is no assurance that the actual value will approximate the amounts reflected in this table.

         The following table summarizes option exercises during 1996 by the executive officers named in the Summary Compensation Table, and the value of their unexercised options at December 31, 1996.


                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                          AND FISCAL YEAR-END OPTION VALUES



                         NUMBER OF                                                                    VALUE OF UNEXERCISED
                           SHARES             VALUE             NUMBER OF UNEXERCISED                IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON         REALIZED         OPTIONS AT FISCAL YEAR-END                 FISCAL YEAR-END (1)
                                                           --------------------------------------------------------------
NAME                      EXERCISE             (1)           EXERCISABLE   UNEXECISABLE              EXERCISABLE      UNEXECISABLE
-------------------     ------------      --------------    -------------- ---------------         --------------  ---------------
David W. Stassen             2,000           $48,000            410,500          92,500              $9,754,875        $885,375

Keith M. Eastman            17,000           540,720            112,375          63,125               2,586,924         689,781

Ted K. Schwarzrock           5,000           126,080            100,625          61,875               2,211,445       1,230,132

Douglas W. Kohrs            10,000           236,600            149,750          57,500               3,545,910         567,875

David L. Shaw               12,000           276,960             79,500          57,000               1,820,236         962,611



___________________

(1) Value realized and value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at exercise or at December 31, 1996, as applicable.

COMPENSATION ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with David W. Stassen and Ted K. Schwarzrock. Each employment agreement remains in effect until it is terminated by either party with notice, subject to the Company's right to terminate the agreement immediately for cause or upon the employee's death. Under each employment agreement, the employee has agreed that, during the term of employment and for a period of one year thereafter, he will not compete with the Company.

    Mr. Stassen's base salary is $192,000 for calendar year 1997. Mr. Stassen's agreement provides for a discretionary annual cash bonus and stock option awards. His agreement also provides that, in the event of his termination by the Company, the Company will pay him six months salary as a severance benefit.

    Mr. Schwarzrock's base salary is $120,000 for calendar year 1997.

MANAGEMENT AGREEMENTS

    The Company has entered into five-year management agreements, which automatically renew for one-year terms, with each of Messrs. Stassen, Eastman, Schwarzrock, Kohrs and Shaw. The management agreements are substantially similar. Their purpose is to encourage the executive (1) to continue to carry out his duties in the event of a possible change in control of the Company and
(2) to remain in the service of the Company in order to facilitate an orderly transition in the event of an actual change in control of the Company.

    Under the terms of each management agreement, if, between the occurrence of a change in control of the Company and the end of the three-year anniversary date of such occurrence, an executive's employment is voluntarily or involuntarily terminated for any reason (unless such termination is a voluntary termination by the employee other than for good reason (as defined in the management agreement) or is on account of the death or disability of the employee or is a termination for cause (as defined in the management agreement), he will be entitled to receive severance compensation. Severance compensation is also payable if the termination occurs before the change in control, but after steps to change control have been taken. Severance compensation consists of (i) one times the executive's Average Annual Compensation for an executive who has been employed by the Company for one year or more, but less than three years, (ii) two times the executive's Average Annual Compensation for an executive employed by the Company for at least three years, but less than five years, or (iii) three times the executive's Average Annual Compensation less $1.00 for an executive who has been employed by the Company for at least five years or more. "Average Annual Compensation" means the average annual compensation payable by the Company and includible in gross income for federal income tax purposes of the executive during the shorter period consisting of the five most recently completed taxable years of the executive ending before the change in control or that portion of such period during which he was employed by the Company. Each executive is also entitled to receive continuation of certain employee benefit plans of the Company, subject to reduction for the amount of any other severance compensation or benefits paid by the Company to the employee under other agreements of the Company, if any. If a change in control occurred today, Messrs. Stassen, Eastman, Schwarzrock, Kohrs and Shaw would receive $302,835, $203,879, $227,336, $270,554 and $168,820, respectively.

            PROPOSAL TO AMEND THE SPINE-TECH, INC. 1996 OMNIBUS STOCK PLAN
                                (ITEM 2 ON PROXY CARD)

INTRODUCTION

    The Company's Board of Directors authorized and the shareholders approved the adoption of the Spine-Tech, Inc. 1996 Omnibus Stock Plan, effective as of February 1, 1996. A total of 500,000 shares were initially reserved for issuance under the Plan. The Plan replaced all prior stock option plans of the Company. The basic features of the Plan are summarized below.

    The Board of Directors believes that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate key personnel to produce a superior shareholder return. To enable the Company to continue to grant stock options and other awards under the Plan, the Board has approved an amendment to the Plan, increasing the number of shares reserved for issuance thereunder from 500,000 to 900,000, subject to shareholder approval. The shareholders are being asked to approve this amendment to the Plan at the Annual Meeting.

PURPOSE

    The purpose of the Plan is to motivate key personnel to produce a superior return to the shareholders of the Company by providing such individuals an opportunity to realize stock appreciation, by facilitating stock ownership, and by rewarding them for achieving a high level of corporate performance. The Plan is also intended to facilitate recruiting and retaining key personnel of outstanding ability by providing an attractive capital accumulation opportunity.

ADMINISTRATION

    The Compensation Committee of the Board of Directors is the Committee that administers the Plan, all of whose members are "non-employee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" for purposes of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee has the exclusive power to make awards under the Plan and to determine when and to whom awards will be granted, and the form, amount and other terms and conditions of each award. The Committee has the authority to interpret the Plan and any award or agreement made under the Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of the Plan, to determine the terms and provisions of any agreements entered into under the Plan (not inconsistent with the Plan), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may delegate all or part of its responsibilities under the Plan to persons who are not "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act for purposes of determining and administering awards solely to employees who are not then subject to the reporting requirements of Section 16 of the Exchange Act.

    Notwithstanding the foregoing, the granting, terms, conditions and eligibility requirements of awards granted to outside directors (as defined in the Plan) are governed solely by the provisions of the Plan pertaining thereto, and the Committee has no discretion with respect to the granting of such awards or to alter or amend any terms, conditions or eligibility requirements of such awards to outside directors.

NUMBER OF SHARES AND ELIGIBILITY

    As of February 1, 1996, the effective date of the Plan, the total number of shares of Company Common Stock available for distribution under the Plan was 500,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company). No participant may receive any combination of options and stock appreciation rights relating to more than 250,000 shares in the aggregate pursuant to awards over a five-year period under the Plan. No participant may receive performance units relating to more than 100,000 shares pursuant to awards over a five-year period under the Plan.

    All employees of the Company and its affiliates are eligible to receive awards under the Plan at the discretion of the Committee. Outside directors receive grants of non-statutory options as set forth under "Types of Awards--Outside Director Options" below. Awards other than incentive stock options also may be awarded by the Committee to individuals who are not employees or outside directors but who provide services to the Company or its affiliates in the capacity of an independent contractor.

    The Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendments by the Company (with the approval of the Committee) unless such amendments are deemed by the Committee to be materially adverse to the recipient and are not required as a matter of law.
Any shares of the Company's Common Stock subject to an award under the Plan that are not used because the terms and conditions of the award are not met may again be used for an award under the Plan. However, shares with respect to which a stock appreciation right has been exercised (in cash and/or in stock) and shares of restricted stock which have been granted with dividend or voting rights during the term of the restricted stock may not again be awarded under the Plan.

TYPES OF AWARDS

    The types of awards that may be granted under the Plan include incentive and non-statutory stock options, stock appreciation rights, restricted stock, performance units and other stock-based awards (awards of, or based on, stock other than options, stock appreciation rights, restricted stock or performance units). Subject to certain restrictions applicable to outside director options and incentive stock options, awards will be exercisable by the recipients at such times as are determined by the Committee, but in no event may the term of an award be longer than ten years after the date of grant.

    In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of awards that may be granted under the Plan are as follows:

    INCENTIVE AND NON-STATUTORY STOCK OPTIONS. Options may be granted to recipients at such exercise prices as the Committee may determine but not less than 85% of their fair market value (as defined in the Plan) as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that, unless applicable federal tax laws are modified, (1) no incentive stock option may be granted at less than fair market value, (2) no incentive stock option may be granted more than ten years after the effective date of the Plan, (3) an incentive stock option shall not be exercisable more than ten years after the date of grant, and (4) the aggregate fair market value of the shares of Common Stock of the Company with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Plan or any other plan of the Company. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than ten percent of the combined voting power of all classes of stock of the Company.

    The purchase price payable upon exercise of options may be payable in cash, or through a reduction of the number of shares delivered to the participant upon exercise of the option or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the applicable award agreement. The participants may simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

    OUTSIDE DIRECTOR OPTIONS. Under the Plan, each outside director will be granted an option to purchase 11,250 shares of Common Stock upon such director's initial election or appointment to the Board of Directors at a price equal to the fair market value of a share of Common Stock on the date of grant. Of the shares covered by such initial grant, 3,750 will vest immediately upon grant and 3,750 will vest upon each of the next two anniversaries of the director's election or appointment. After each outside director has served the Company as a director for two full years after such grant in the case of a newly elected or appointed outside director, or after the initial election vesting date (as defined in the Plan) in the case of an outside director serving on the Board of Directors on or prior to the effective date of the Plan, such director will be granted an option to purchase 3,750 shares of Common Stock at the conclusion of each subsequent annual meeting of shareholders of the Company, at a price equal to the fair market value of a share of Common Stock on the date of grant, such options to vest one year from the date of grant.

    STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. The value of a stock appreciation right granted to a recipient is determined by the appreciation in the Company's Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The recipient receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of the Company's Common Stock to which the right relates determined as of the date the stock appreciation right is granted. A stock appreciation right may be granted in connection with a previously or contemporaneously granted option, or independent of any option. No stock appreciation right may be exercised less than six months from the date it is granted unless the recipient dies or becomes disabled.

    Performance units entitle the recipient to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. With respect to recipients who are "covered employees" under
Section 162(m) of the Code, such performance targets will consist of one or any combination of two or more of revenue, revenue per employee, earnings before income tax (profit before taxes), earnings before interest and income tax, net earnings (profits after taxes), earnings per employee, tangible, controllable or total asset turnover, earnings per share, stock price, operating income, total shareholder return, market share, return on equity, before- or after-tax return on net assets, distribution expense, inventory turnover, or economic value added, and any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The value in dollars is determined when the award is earned based on the average fair market value of a share over the last 20 consecutive business days of the performance cycle (as defined in the Plan).

    Payments with respect to stock appreciation rights and performance shares may be paid in cash, shares of the Company's Common Stock or a combination of cash and shares as determined by the Committee. The terms of the agreement may require or permit participants to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan.

    RESTRICTED STOCK AND OTHER STOCK-BASED AWARDS. The Company's Common Stock granted to participants may contain such restrictions as the Committee may determine, including provisions requiring forfeiture and imposing restrictions upon stock transfer. Awards of restricted stock may, in the discretion of the Committee, provide the participant with dividends and voting rights prior to vesting. No award of restricted stock may vest earlier than one year from the date of grant, except in the circumstances provided in the applicable agreement. The Committee may also from time to time grant awards of unrestricted stock or other stock-based awards such as awards denominated in stock units, securities convertible into stock and phantom securities.

TRANSFERABILITY

    During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative or, if so provided in the applicable agreement in the case of a non-statutory stock option, a permitted transferee as hereinafter described) may exercise an option or stock appreciation right or receive payment with respect to performance units or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance units or other stock-based award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged or otherwise encumbered (other than pursuant to a qualified domestic relations order as defined in the Code or Title 1 of ERISA or the rules thereunder), and any attempt to do so will not be effective, except that an agreement may provide that (1) an award may be transferable to a successor in the event of a participant's death and (2) a non-statutory stock option may be transferable to any member of a participant's "immediate family" (as such term is defined in Rule 16a-1(e) under the Exchange
Act) or to a trust whose beneficiaries are members of such participant's "immediate family" or partnerships in which such family members are the only partners, provided that the participant receives no consideration for the transfer and such transferred non-statutory stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS

    The Committee may accelerate vesting requirements, performance cycles and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's agreement, which may include, without limitation, acceleration resulting from a change in control, fundamental change (as those terms are defined in the Plan), a recapitalization, a change in accounting practices of the Company, a change in the participant's title or employment responsibilities, or the participant's death, disability or retirement.

DURATION, ADJUSTMENTS, MODIFICATIONS, TERMINATION

    The Plan will remain in effect until the earlier of (i) the date all stock subject to it is distributed or (ii) the date all awards have expired or lapsed, or the Plan is terminated as described below.

    In the event of a fundamental change, recapitalization, stock dividend, stock split or other relevant changes, the Committee has the discretion to adjust the number and type of shares available for awards or the number and type of shares and amount of cash subject to outstanding awards, the option exercise price of outstanding options, and outstanding awards of performance shares and payments with regard thereto. Adjustments in performance targets and payments on performance shares are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a change in control.

    The Plan also gives the Board of Directors the right to terminate, suspend or modify the Plan, except that amendments to the Plan are subject to shareholder approval if needed to comply with Exchange Act Rule 16b-3, the incentive stock option provisions of the Code, their successor provisions, or any other applicable law or regulation.

    Under the Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the recipients upon the occurrence of a fundamental change.

FEDERAL TAX CONSIDERATIONS

    The Company has been advised by its counsel that awards made under the Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

    INCENTIVE STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

    Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

    The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a non-statutory stock option, the tax consequences of which are discussed below.

    NON-STATUTORY STOCK OPTIONS. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-statutory stock option is granted under the Plan. At the time of exercise of a non-statutory stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

    STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. Generally (1) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance share award and (3) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance share award are the same as described below with respect to a disposition of unrestricted shares.

    RESTRICTED AND UNRESTRICTED STOCK. Unless the recipient files an election to be taxed under Section 83(b) of the Code, (1) the recipient will not realize income upon the grant of restricted stock, (2) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (3) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

    With respect to awards of unrestricted stock, (1) the recipient will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (2) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

    When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

    WITHHOLDING. The Plan permits the Company to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, a participant may elect to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant. Unless otherwise permitted by the Committee, the use of stock to satisfy withholding obligations is subject to certain restrictions if the participant is subject to the reporting requirements of
Section 16 of the Exchange Act.

VOTING REQUIREMENTS

    The affirmative vote of holders of a majority of the voting power of the outstanding shares of Common Stock of the Company entitled to vote on this item and present, in person or by proxy, at the Annual Meeting is required for approval of the amendment to increase the number of shares reserved for issuance under the Plan by 400,000. Proxies solicited by the Board will be voted for approval of this amendment, unless shareholders specify otherwise in their proxies. THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THIS AMENDMENT TO THE PLAN.

                                 PERFORMANCE GRAPH

    The following graph compares the cumulative shareholder return on the Common Stock of the Company for the period from the date of the Company's initial public offering (June 22, 1995) to December 31, 1996, with the total cumulative return on the NASDAQ Stock Market-U.S. Companies Index (the "NASDAQ-U.S. Index") and the Hambrecht & Quist Health Care-Excluding Biotechnology Index (the "H&Q Health Care Index") over the same period. The graph assumes that $100 was invested on June 22, 1995 in each of the Common Stock of the Company, the NASDAQ-U.S. Index and the H&Q Health Care Index, and that all dividends were reinvested.

                                       [GRAPH]

                          SPINE-TECH, INC.     NASDAQ STOCK MARKET    HAMBRECHT

6/22/95                      $ 100.00               $ 100.00          $ 100.00
12/95                        $ 258.00               $ 113.00          $ 134.00
12/96                        $ 278.00               $ 138.00          $ 149.00


*  $100 INVESTED ON 6/22/95 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    As required by the Securities and Exchange Commission rules under Section 16(a) of the Exchange Act, and based solely on a review of copies of forms submitted to the Company during and with respect to 1996, the Company makes the following disclosures. In February 1997, Mr. Kohrs amended a previously filed Form 5 to report a grant of an incentive stock option under the Plan. In February 1997, Mr. Stassen filed late a Form 4 to report an option exercise in December 1996. Mr. Stassen also filed late a Form 5 in March 1997 to report a grant of an incentive stock option under the Plan. In March 1997, Mr. Eastman amended a previously filed Form 5 to report a grant of an incentive stock option under the Plan.

                               APPOINTMENT OF AUDITORS

                                (ITEM 3 ON PROXY CARD)

    The firm of Ernst & Young LLP has been the auditors for the Company since 1991. The Board of Directors again has selected Ernst & Young LLP to serve as the Company's independent auditors for the year ending December 31, 1997, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.


    A representative of Ernst & Young LLP will be present at the meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the meeting.

ADDITIONAL MATTERS

    The Annual Report to Shareholders of the Company for 1996, including financial statements, is being mailed with this Proxy Statement.

    As of the date of this Proxy Statement, management knows of no matters that will be presented for determination at the meeting other than those referred to herein. If any other matters properly come before the meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the proxies named therein in accordance with their best judgment.


                                  By Order of the Board of Directors,


                                  /s/ Keith M. Eastman

                                  Keith M. Eastman
                                  SECRETARY


Dated:  March 28, 1997

SPINE-TECH, INC.
7375 BUSH LAKE ROAD
MINNEAPOLIS, MINNESOTA 55439

SPINE-TECH, INC.      THIS PROXY IS SOLICITED ON BEHALF OF
MINNEAPOLIS, MINNESO  The undersigned hereby appoints David W. Stassen

7375 BUSH LAKE ROAD   THE BOARD OF DIRECTORS

PROXY

1. ELECTION OF DIRECTORS

                                 K. ANSTEY, R. DEPASQUA, S. KUSLICH, J. LYONS,
   D. STASSEN

/ / FOR ALL NOMINEES LISTED ABOVE                                                / / WITHHOLD AUTHORITY
  (except as marked to the contrary below)                                         to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

------------------------------------------------------------------------------------------------------------------------------------

2. AMENDMENT OF THE SPINE-TECH, INC. 1996 OMNIBUS STOCK PLAN, as described in the accompanying proxy statement.

               / / FOR            / / AGAINST            / / ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP as independent auditors of the Company for the 1997 fiscal year.

               / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                                                     Signature
                                                                                     Signature if held jointly
                                                                                     Dated:

                                                                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                                                                      PROXY CARD PROMPTLY USING THE
                                                                                      ENCLOSED ENVELOPE.